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                                                                     Exhibit 5.1
                                                                     -----------
                                                           May 11, 2001



Triad Hospitals, Inc.
13455 Noel Road
Suite 2000
Dallas, Texas  75240


             Re: Triad Hospitals, Inc. Executive Stock Purchase Plan
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Gentleman:


         We have acted as counsel for Triad Hospitals, Inc., a Delaware corporation ("Triad"), in connection with the registration by Triad under the Securities Act of 1933, as amended (the "Act"), of 970,000 shares of common stock, par value $0.01 per share (the "Shares"), issued under the Triad Hospitals, Inc. Executive Stock Purchase Plan (the "Executive Stock Purchase Plan"). The shares are to be registered under the Registration Statement on Form S-8 filed with the Securities and Exchange Commission today (the "Registration Statement").

         We are familiar with the proceedings of Triad relating to the authorization and issuance of the Shares. In addition, we have made such further examinations of law and fact as we have deemed appropriate in connection with the opinion hereinafter set forth. We express no opinion as to the law of any jurisdiction other than the laws of the State of New York and the corporate laws of the State of Delaware.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized, and are validly issued, fully paid and non-assessable.

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Triad Hospitals, Inc.
May 11, 2001
Page 2



         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Securities and Exchange Commission.

                                              Very Truly Yours,
                                              /s/ Dewey Ballantine LLP